Exhibit 32.2 - SECTION 906 CERTIFICATION

EXHIBIT 32.2

Section 1350 Certifications

I am the Principal Accounting Officer of EnzymeBioSystems, a Nevada corporation (the “Company”). I am delivering this certificate in connection with the Form 10-K of the Company for the fiscal period ended June 30, 2012 and filed with the U.S. Securities and Exchange Commission (“Form 10-K”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of EnzymeBioSystems (the “Company”) certifies to his knowledge that:

(1)	The Annual Report on Form 10-K of the Company for the period ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in that Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Anushavan Yeranosyan
Anushavan Yeranosyan
Principal Accounting Officer

Date: October 11, 2012